UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 18, 2018

WELLS FARGO & COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-02979	No. 41-0449260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
420 Montgomery Street, San Francisco, California 94163
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 1-866-249-3302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 18, 2018, Wells Fargo & Company (the “Company”) filed with the Delaware Secretary of State a Certificate Eliminating the Certificate of Designations with respect to the Company’s 8.00% Non-Cumulative Perpetual Class A Preferred Stock, Series J, which, effective upon filing, eliminated from the Company’s Restated Certificate of Incorporation all matters set forth in the Certificate of Designations for the 8.00% Non-Cumulative Perpetual Class A Preferred Stock, Series J, filed with the Delaware Secretary of State on December 30, 2008.

The Certificate Eliminating the Certificate of Designations with respect to the Company’s 8.00% Non-Cumulative Perpetual Class A Preferred Stock, Series J, is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description	Location

3.1	Certificate Eliminating the Certificate of Designations with respect to the Company’s 8.00% Non-Cumulative Perpetual Class A Preferred Stock, Series J	Filed herewith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 18, 2018	WELLS FARGO & COMPANY

		By:	/s/ ANTHONY R. AUGLIERA
Anthony R. Augliera
Executive Vice President and Secretary